EXHIBIT 1.1
EXECUTION COPY
Chartered Semiconductor Manufacturing Ltd
$300,000,000 6.25% Senior Notes due 2013
Underwriting Agreement
March 30, 2006
Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
   as Representative for the several Underwriters
Ladies and Gentlemen:
          Chartered Semiconductor Manufacturing Ltd, a corporation incorporated with limited liability in Singapore (the “Company”), proposes to sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $300,000,000 6.25% senior notes due 2013 (the “Securities”). The Securities are to be issued under an indenture dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, N.A. (the “Base Indenture”), as supplemented by a Supplemental Indenture relating to the Securities (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date (as defined below), between the Company and The Bank of New York, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule 1 other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.
          In connection with the Offering (as defined below), the Company has received approval in principle from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Securities.
          The offering of the Securities is referred to herein as the “Offering”. The Company has appointed the Representative as sole lead manager of the Offering.
          The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
          Certain terms used in this Underwriting Agreement are defined in Section 20 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-56878) on Form F-3, including a related Base Prospectus, for the registration under the Act of the offering and sale of the Securities. The Company will next file with the Commission either (1) after the Effective Date of the Registration Statement, a Preliminary Prospectus relating to the Securities in accordance with Rule 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Company has included in the Registration Statement, as amended at the Effective Date, all information required by the Act (other than Rule 430B Information) and the rules thereunder to be included in the Registration Statement. The Final Prospectus shall contain all Rule 430B Information and, except to the extent the Representative shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as agreed to by you, prior to the Execution Time, will be included or made therein, subject to Section 5(a) hereof. The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and at the Execution Time and on the Closing Date, the Disclosure Package (as defined herein) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Disclosure Package (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement and the Disclosure Package (or any supplement thereto).
     (c) The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) (i) At the earliest time after the filing of the registration statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the date of the execution and delivery of this Underwriting Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.
     (f) Neither the Company, any Subsidiary or, to the knowledge of the Company, Silicon Manufacturing Partners Pte. Ltd. (“SMP”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been any change in the share capital or long-term debt of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, otherwise than as set forth or contemplated in the Disclosure Package.
     (g) Each of the Company, the Subsidiaries and SMP has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (h) All the outstanding share capital of the Company, each Subsidiary and SMP has been duly and validly authorized and issued and is fully paid and non-assessable and, except for such shares of (i) Chartered Silicon Partners Pte. Ltd. (“CSP”) as are owned by Avago Technologies General IP (Singapore) Pte. Ltd., EDB Investments Pte. Ltd. or Singapex Investments Pte. Ltd., which shares do not exceed 49% of the outstanding voting shares of CSP and (ii) SMP as are owned by Agere Systems Singapore Pte. Ltd., which shares do not exceed 51% of the outstanding voting shares of SMP, all the outstanding shares of the share capital of the Subsidiaries and SMP are owned by the Company directly free and clear of any perfected security interests, liens or encumbrances.
     (i) The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Disclosure Package. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable.
     (j) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment in full of the purchase price for the Securities, as provided in this Underwriting Agreement, will constitute valid and binding obligations of the

Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will, in the form contemplated by, and entitled to the benefits of, the Indenture.
     (k) The holders of outstanding shares of the share capital of the Company are not entitled to any preemptive or other rights to subscribe for the Securities, except for such rights that have been effectively waived. Except as disclosed in the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Ordinary Shares of or ownership interests in the Company have been issued by the Company and are outstanding. Subject to applicable securities laws, the Securities being sold by the Company are freely transferable by the Company to or for the account of the several Underwriters, their designees and the initial purchasers thereof. Except as is set forth in the Disclosure Package, there are no restrictions on subsequent transfers of the Securities under the laws of Singapore or of the United States.
     (l) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (n) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Disclosure Package, or to be filed as an exhibit thereto, that is not described or has not been filed as required; and the description of each such contract, franchise or document to be contained in the Disclosure Package is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company in accordance with its terms and is in full force and effect, and to the Company’s knowledge, is a legal, valid and binding obligation of the other parties thereto.

     (o) No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes, but excluding corporate income tax arising solely from their carrying on any business in Singapore) are payable by or on behalf of the Underwriters to the Inland Revenue Authority of Singapore or any other Singapore authority in connection with (A) the execution and delivery of the Underwriting Agreement, (B) the issuance of the Securities by the Company in connection with the Offering, (C) the sale and delivery of the Securities by the Company to the Underwriters in accordance with this Underwriting Agreement, (D) except as is described in the Disclosure Package, the initial resale and delivery of such Securities by the Underwriters in the manner contemplated in the Disclosure Package.
     (p) Except as described in the Disclosure Package, all payments on the Securities will be made by the Company without withholding or deduction for or on account of any and all taxes, duties or other charges or whatsoever nature (including, without limitation, income taxes) imposed by Singapore or any political subdivision or taxing authority thereof or therein.
     (q) No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental or regulatory agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof in connection with the execution and consummation by the Company of the transactions contemplated in this Underwriting Agreement or the Indenture, except (A) such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act, (B) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the Offering and in connection with purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and as described in the Disclosure Package, (C) such as may be required pursuant to the National Association of Securities Dealers, Inc. rules and such as may be required pursuant to the rules of the SGX-ST in connection with its granting approval in principle for the listing of and quotation of the Securities, and (D) the submission of the Return on Debt Securities in respect of the Securities to the Monetary Authority of Singapore and the Inland Revenue Authority of Singapore by the Representative and the Company.
     (r) None of the issue and sale of the Securities, the consummation of any other of the transactions contemplated in this Underwriting Agreement or the Indenture, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or SMP pursuant to, (i) the Memorandum and Articles of Association of the Company or the constituent documents of any of the Subsidiaries or SMP, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or SMP is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties, and, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).
     (t) Other than Singapore Technologies Semiconductors Pte. Ltd., no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (u) The consolidated historical financial statements and schedules of the Company (including the related notes) included or incorporated by reference in the Disclosure Package present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The selected financial data included in the Registration Statement and the Disclosure Package fairly present in all material respects, on the basis stated in the Registration Statement and the Disclosure Package, the information included therein.
     (v) The historical financial statements and schedules of SMP (including the related notes) included or incorporated by reference in the Disclosure Package present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as otherwise noted therein).

     (w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or SMP or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the Offering, performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package.
     (x) Each of the Company, the Subsidiaries and SMP owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company, any of the Subsidiaries or SMP are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, any of the Subsidiaries or SMP, in each case except as described in or contemplated in the Disclosure Package.
     (y) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, is in violation or default of (i) any provision of its Memorandum and Articles of Association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not, individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (z) KPMG (“KPMG”), who have audited certain financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules that are included or incorporated by reference in the Registration Statement and the Disclosure Package, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (aa) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.
     (bb) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP possesses all licenses, permits, certificates and other authorizations issued by the appropriate Singapore, U.S., foreign, federal, state or local regulatory authorities necessary to conduct its business as currently conducted and to own or lease its properties, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package.
     (cc) Except as described in the Disclosure Package, for the periods described therein, the Company and its Subsidiaries do not have any material capital commitments.
     (dd) No labor dispute with the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP exists, or to the best knowledge of the Company, is threatened, and the Company is not aware of any existing labor disturbance by the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package.
     (ee) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, any of the Subsidiaries and, to the knowledge of the Company, SMP under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has been refused any insurance coverage sought or applied for. The Company has no reason to believe that, given the current terms for renewal being generally agreed by the insurers, either the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package.
     (ff) None of the Subsidiaries and, to the knowledge of the Company, SMP is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its shares, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, another Subsidiary or SMP, except for certain restrictions as set forth (i) in the Joint Venture Agreement dated July 4, 1997 by and among the Company, Agilent Technologies Europe B.V. and EDB Investments Pte. Ltd. (as amended) or as described in or contemplated in the Disclosure Package, (ii) in the Memorandum and Articles of Association of SMP, (iii) in the Credit Agreement dated September 28, 2000 (as amended) by and among Chartered Silicon Partners Pte Ltd, the banks on the signature pages thereto, as Lenders, and ABN AMRO Bank N.V. (Singapore Branch), as agent and security trustee, and in the related Subordination Agreement dated June 28, 2002 by and among the Company, Chartered Silicon Partners Pte Ltd and ABN AMRO Bank N.V. (Singapore Branch), as security trustee, (iv) in the Loan Agreement dated June 27, 2002 by and among the Company and CSP, and (v) the Supplemental Agreement dated September 28, 2003 by and among CSP, ABN Amro Bank N.V. (Singapore Branch), as agent and security trustee, and the banks on the signature pages thereto.
     (gg) The Company, the Subsidiaries and, to the knowledge of the Company, SMP own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, and as described in the Disclosure Package, except where the failure to so own, possess, license or have other rights to use would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from the ordinary course of business. Except as is set forth in the Disclosure Package under the captions “Risk Factors” or “Business—Intellectual Property”, to the best knowledge of the Company, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others in any Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in the case of any of (i) through (vi) above, which would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from the ordinary course of business. The Underwriters acknowledge that SMP, being 51% owned by an affiliate of Agere Systems, Inc., would enjoy the benefit of the Intellectual Property portfolio of Agere Systems, Inc.
     (hh) The Company has filed all Singapore, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package.

     (ii) No holder of Securities is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Singapore solely by reason of the execution, delivery, consummation or enforcement of this Underwriting Agreement.
     (jj) Each of the Company and the Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (kk) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.
     (ll) The Company, the Subsidiaries and, to the knowledge of the Company, SMP, are (i) in compliance with any and all Singapore laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package.

     (mm) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (nn) The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X.
     (oo) In preparing the Form 6-K submitted by the Company to the Commission on March 3, 2006 regarding the net income for the first quarter of 2006 that the Company expects to record, the Company has considered all of the relevant economic and business factors. Any assumptions underlying such were reasonable under the circumstances and were made by the Company in good faith. The Company has no reason to believe that any such assumptions were or will be materially incorrect, as of such date of submission or as of the date of this representation, or that the Company will record basic earnings of less than $0.004 per Ordinary Share.
     (pp) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Preliminary Prospectus in the Disclosure Package accurately and fully describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies, (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and (iv) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.
     (qq) The statements set forth in the Disclosure Package and the Final Prospectus under the captions “Description of Senior Notes”, insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair.
     (rr) All material transactions between the Company, on the one hand, and (A) any of its directors, executive officers, shareholders or affiliates thereof, (B) any director, executive officer, shareholder or affiliate of any of the Company’s shareholders or affiliates thereof, or (C) any director or executive officer of any entity in which any director or executive officer of the Company is a manager or holds more than 5% of its outstanding equity securities or its respective assets, on the other hand, are fully and fairly described in the Disclosure Package and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.
     Any certificate signed by any officer of the Company or any of the Subsidiaries, in his or her capacity as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the Underwriters in connection with this Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.053% of the principal amount thereof, less an underwriting discount of 0.50% of the principal amount thereof, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 to this Underwriting Agreement.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10 AM, New York City time, on April 4, 2006 or such later date not later than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities being herein called in this Underwriting Agreement, the “Closing Date”).
          Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct at least one Business Day in advance of the Closing Date.
          The Company will make the Securities in global form (the “Global Certificates”) available for checking at least twenty-four hours prior to the Closing Date at the office of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong.
          4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the U.S. public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) The Company will use its best efforts to cause any amendment of the Registration Statement to become effective as promptly as practicable. Prior to the termination or completion of the Offering, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which either the Disclosure Package or the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder or any applicable securities law, the Company promptly and without charge to the Underwriters will (1) notify the Representative of such event, (2) prepare and, if required, file with the Commission, subject to the second sentence of Section 5(a) or Section 5(h), as applicable, an amendment or supplement or Issuer Free Writing Prospectus or new registration statement which will correct such statement or omission or effect such compliance; and (3) supply any amended or supplemented Final Prospectus or Issuer Free Writing Prospectus to you in such quantities as you may reasonably request.
     (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Representative an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Preliminary Prospectus and Final Prospectus and copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.
     (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (f) The Company will prepare a final term sheet, containing a description of the Securities, in a form approved by the Representatives (the

“Final Term Sheet”) and will file the Final Term Sheet pursuant to Rule 433(d) within the time required by such rule.
     (g) The Company will comply with the requirements of the SGX-ST, the Accounting and Corporate Regulatory Authority in Singapore and the Monetary Authority of Singapore in connection with the Offering.
     (h) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, represents and agrees with the Company that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 2 hereto, any electronic road show that has been approved by the Company and one or more term sheets containing customary information relating to the proposed or final terms of the Securities that are conveyed by the Underwriters to prospective purchasers of the Securities. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel (including local counsel) and accountants in connection with the Offering, including issuance of the Securities, (ii) the preparation, printing or reproduction and filing with the Commission of any necessary amendments to the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Final Prospectus, the Final Term Sheet and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) the fees and expenses of the Trustee under the Indenture, (iv) the cost of producing any Blue Sky Memorandum, the closing documents (including compilations thereof) and any other documents in connection with the offering and sale of the Securities by the Underwriters; (v) all expenses in connection with the qualification of the Securities for offering under the securities laws of any jurisdiction as the Company and the Underwriters may agree to, including any Blue Sky survey; (vi) all expenses relating to the physical road show for the offering of the Securities, including, but not limited to, the transportation and other expenses incurred by or on behalf of Company representatives and the Underwriters in connection with presentations to prospective purchasers of the Securities; (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (viii) the registration of the Securities under the Exchange Act and the listing of the Securities on the SGX-ST; (ix) any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”); (x) the fees and expenses, if any, of the Company’s Authorized Agent (as defined in Section 13 hereof); (xi) the cost and charges of any transfer agent or registrar; (xii) all costs incurred in connection with obtaining credit ratings for the Securities, and (xiii) all other costs and expenses incident to the performance by the Company of its obligations under this Underwriting Agreement.
     (j) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company will use its best efforts to cause, as soon as possible on or after the Closing Date, the Securities to be listed on the SGX-ST.
     (l) (i) The purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Underwriting Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:
     (a) The Final Prospectus and any supplement thereto required to be filed pursuant to Rule 424(b), shall have been filed in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.
     (b) The Company shall have furnished to the Representative the opinion of Allen & Gledhill, Singapore counsel for the Company, dated the Closing Date, substantially in the form set forth in Appendix A. In rendering such opinion, such counsel may rely (A) as to matters involving the application of the federal laws of the United States and the laws of the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of Latham & Watkins LLP and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in the opinion to be given pursuant to this paragraph (b) include any supplements thereto at the Closing Date.
     (c) The Company shall have furnished to the Representative the opinion of Latham & Watkins LLP, United States counsel for the Company, dated the Closing Date, substantially in the form of Appendix B. In rendering such opinion, such counsel may rely (A) as to matters involving the application of Singapore law, to the extent they deem proper and specified in such opinion, upon the opinion of Allen & Gledhill and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in the opinion to be given pursuant to this paragraph (c) include any supplements thereto at the Closing Date.
     (d) The Company shall have furnished to the Representative the opinion of Clifford Chance, counsel for the Trustee, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:
     (i) the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture;
     (ii) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and
     (iii) the Trustee has duly executed the authentication upon the Securities.
References to the Final Prospectus in the opinion to be given pursuant to this paragraph (d) include any supplements thereto at the Closing Date.
     (e) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, in form and substance satisfactory to the Representative, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) The Representative shall have received from Wong Partnership, Singapore counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representative, with respect to Singapore law matters, in form and substance satisfactory to the Representative, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have furnished to the Representative a certificate of the Company dated the Closing Date, signed by the Chairman of the Board or the President and Chief Executive Officer and the principal financial or accounting officer of the Company, satisfactory to the Representative and to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and the Underwriting Agreement and that:
     (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package.
     (h) KPMG shall have furnished to the Representative, at the Execution Time and at the Closing Date, letters dated respectively as of the Execution Time and the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
     (i) in their opinion the audited consolidated financial statements incorporated by reference in the Registration Statement and the Preliminary Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (ii) with respect to the period from January 1, 2006, to February 28, 2006, on the basis of a reading of the unaudited consolidated financial statements of the Company for January and February for both 2005 and 2006 and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention which caused them to believe that (A) at February 28, 2006, there was any decrease in the share capital, increase in consolidated long-term debt or consolidated short-term debt or in total consolidated current liabilities, or any decreases in consolidated net current assets or consolidated shareholders’ equity of the consolidated companies as compared with amounts shown in the December 31, 2005 audited consolidated balance sheet incorporated by reference in the Preliminary Prospectus or (B) for the period from January 1, 2006, to February 28, 2006, any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue or in the total or per-share amounts of consolidated net income; and
     (iii) they have performed certain other specified procedures with respect to whether (A) at a specified date not more than five business days prior to the date of the letter, there was any decrease in the consolidated share capital of the Company or any increase in consolidated long-term debt or consolidated short-term debt or in total consolidated current liabilities, or decrease in consolidated net current assets or consolidated shareholders’ equity, as compared with the amounts shown in the December 31, 2005 audited consolidated balance sheet incorporated by reference in the Preliminary Prospectus, or (B) for the period from January 1, 2006 to a specified date not more than five business days prior to the date of the letter, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenue or in the total or per-share amounts of consolidated net income;
     (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature derived from the general accounting records of the Company and Chartered Semiconductor Manufacturing Inc. set forth in the Registration Statement and the Preliminary Prospectus, including the information set forth under the captions “Risk Factors”, “Use of Proceeds” and “Capitalization”, and such other captions as the Company and the Representative shall agree to, in the Preliminary Prospectus and the information included in Items 3, 4, 5, 6, 7, 8, 10 and 11 of the Company’s annual report for 2005 on Form 20-F, all incorporated by reference in the Registration Statement and the Preliminary Prospectus, agrees with or is recomputed from the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation. References to the Preliminary Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.
     (i) (i) Since the date of the latest audited financial statements included in the Disclosure Package, there shall not have been any loss or interference with the Company’s, the Subsidiaries’ or, to the knowledge of the Company, SMP’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the respective dates as of which information is given in the Disclosure Package, there shall not have been any change in the share capital or long-term debt of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, in each case, except as set forth in or contemplated in the Disclosure Package the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package.

     (j) On or after the Execution Time, (i) no downgrading shall have occurred in any rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities and (iii) in respect of the Company’s long-term foreign currency rating and the Securities, the ratings assigned by Moody’s Investor Service, Inc. and Standard & Poor’s shall not be less than Baa3/stable and BBB-/stable, respectively.
     (k) On or after the Execution Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq, the London Stock Exchange or the SGX-ST; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq or SGX-ST; (iii) a general moratorium on commercial banking activities in New York, London or Singapore declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Singapore; (iv) a change or development involving a prospective change in Singapore taxation affecting the Company, the Securities or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Singapore or the declaration by the United States, the United Kingdom or Singapore of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Singapore or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.
     (l) The approval in principle for the listing and quotation of the Securities on the SGX-ST shall not have been revoked or amended and, where such approval is subject to conditions, such conditions shall be acceptable to the Representative and where such conditions are required to be fulfilled on or before the Closing Date, they are so fulfilled, and satisfactory evidence of all such actions shall have been provided to the Representative.
     (m) The Global Certificates shall have been designated as eligible for clearance and settlement through the Depository Trust Company on or prior to the Closing Date.
     (n) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be cancelled at any time prior to the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, by 11 a.m., Singapore time, on the Closing Date.
          7. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter and each Underwriter’s affiliates (as defined in Rule 501(b) under the Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Final Prospectus, or any amendment thereof or supplement thereto, or any Permitted Free Writing Prospectus, or any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Securities through the Representative expressly for use therein.
     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and its affiliates (as defined in Rule 501(b) under the Act) of the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Final Prospectus, or any amendment thereof or supplement thereto, or any Permitted Free Writing Prospectus, or any Issuer Free Writing Prospectus that the

Company has filed or is required to file pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend,

upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     8. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, the Representative may in its discretion arrange for the non-defaulting Underwriters or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that they have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Final Prospectus, or in any other documents or arrangements, and the Company agree to prepare promptly any amendments to the Final Prospectus that in the opinion of the Representative may thereby be made necessary.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not have exercised the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Underwriting Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5(g) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.
          10. Termination. If this Underwriting Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5(g) and 7 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(g) and 7 hereof.
          11. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Representative at Goldman Sachs (Asia) L.L.C., 39/F Cheung Kong Center, 2 Garden Road, Central, Hong Kong, attention of Legal Department (fax no.: (852) 2978-0440); or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department (fax no.: (65) 6360-4970) and confirmed to it at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department.
          12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation under this Underwriting Agreement.
     13. Jurisdiction. (a) The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Chartered Semiconductor Manufacturing, Inc., at 1450 McCandless Drive, Milpitas, California 94035 as its authorized agent (the “Company’s Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company consents to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Company’s Authorized Agent. The Company hereby represents and warrants that the Company’s Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, in any other court of competent jurisdiction, including those in Singapore.
     (b) The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.
     (c) Each of the Underwriters agrees that any suit, action or proceeding against the Underwriters brought by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Underwriters have appointed Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004 as their authorized agent (the “Underwriters’ Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Underwriters consent to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Underwriters’ Authorized Agent. The Underwriters hereby represent and warrant that the Underwriters’ Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Underwriters agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Underwriters’ Authorized Agent shall be deemed, in every respect, effective service of process upon the Underwriters. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, in any other court of competent jurisdiction, including those in Singapore.
     (d) The provisions of this Section 13 shall survive any termination of the Underwriting Agreement, in whole or in part.
          14. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the law of the State of New York.
          15. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
          16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.
          17. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

          18. Entire Agreement. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          19. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.
     “Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the prospectus referred to in paragraph (a) of Section 1 above contained in the Registration Statement at the Effective Date.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York or Singapore are authorized or obligated by law, executive order or regulation to close.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) any Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule 2 hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean March 30, 2006 at 9:35AM (New York time), the time at which this Underwriting Agreement was executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

     “Free Writing Prospectus” shall mean free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.
     “Ordinary Share” shall mean any ordinary share of the Company.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph (a) of Section 1 above, including exhibits, financial statements and any documents incorporated by reference, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     “Rule 158, “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.
     “Rule 430B Information” shall mean information permitted to be omitted from a prospectus pursuant to Rule 430B.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in paragraph (a) of Section 1 hereof.
     “Subsidiary” shall mean each of Chartered Semiconductor Manufacturing Inc. and CSP.
     “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
     “Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, Chartered Semiconductor Manufacturing Ltd
By:	/s/ George Thomas
	Name:	George Thomas
	Title:	Senior Vice President & Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Goldman Sachs (Singapore) Pte.

By	/s/ Tim Leissner Name: Tim Leissner
Title: Managing Director
For itself and the other
Underwriters named in Schedule 1
to this Underwriting Agreement.

SCHEDULE 1

Principal
amount of the
Underwriter	Securities
Goldman Sachs (Singapore) Pte.	$300,000,000

Total	$300,000,000

SCHEDULE 2
Schedule of Free Writing Prospectuses included in the Disclosure Package
1.	Final Term Sheet dated March 30, 2006, filed with the Securities and Exchange Commission on March 30, 2006.

Appendix A
Form of Allen & Gledhill Opinion

Appendix B
Form of Latham & Watkins Opinion